NORTH CAROLINA

IREDELL COUNTY

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into as of the 1ST day of November, 2006 by and between R & S Holdings, LLC, hereinafter referred to as "LESSOR," and Riley Technologies, LLC, hereinafter referred to as "LESSEE";

WITNESSETH:

THAT WHEREAS, Lessor does this day lease unto said Lessee, and said Lessee does hereby hire and take as tenant under said Lessor, for the stated purpose of operating a race car manufacturing facility (and for no other purpose without the express written approval of Lessor), the following described property, hereinafter referred to as the "PREMISES," for the term of one (1) year, beginning the first day of November, 2006 and ending the 31st day of October, 2007; said premises being described as follows:

The property described as follows:

BEING all of Lot 63-B of Talbert Pointe Phase 4, Map 2 as the same is platted, planned and recorded in plat book 48 at page 3 of the Iredell County Public Registry.

(hereinafter referred to as "the Premises").

NOW, THEREFORE, in consideration of the rents and mutual covenants herein contained, Lessor and Lessee do hereby covenant, promise and agree as follows:

1. Rent:

Lessee agrees to pay Lessor, during the first term of this lease, an annual rent of *SEE TERMS BELOW and 00/100 DOLLARS ($\_\_\_\_\_\_\_\_), said rent to be payable at the rate of *SEE TERMS BELOW and 00/100 DOLLARS ($________) per month, with each payment to be made on the same day of each and every month as the date of the beginning of the term as set out hereinabove, in advance, without demand, at the office of Lessor, or at such other place and to such other person as Lessor may from time to time designate in writing.

It is understood that the rent is based upon Lessor's obligations to make annual payments for interest, principal and expenses related to the bond-type financing that it has received for the Premises.* It is understood that rent may be adjusted monthly in order that Lessee is always paying enough rent to pay at minimum all of Lessor's obligations pursuant to the bond-type financing as well as pursuant to any other financing that Lessor may obtain and which may be secured by the Premises.

2. Compliance with Laws: Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and of any and all of their departments and bureaus applicable to the Premises, for the correction, prevention and abatement of nuisances or other grievances in, upon or connected with the Premises during said term, or any renewal thereof.

3. Provision Observance: The prompt payment of the rent for the Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted. Any failure on the part of Lessee to comply with the terms of this Lease, or any of said rules and regulations now in existence, or which may hereafter be made, shall, at the option of Lessor, work a forfeiture of this Lease and all of the rights of Lessee hereunder; thereupon Lessor, its agents or attorneys, shall have the right to enter the Premises and remove all persons therefrom, forcibly or otherwise. Lessee hereby expressly waives any and all notice required by law to terminate tenancy, and also waives any and all legal proceedings to recover possession of the Premises, and expressly agrees that in the event of an uncorrected violation of any of the terms of this Lease, or of said rules and regulations now in existence, or which may hereafter be made, Lessor, its agent or attorneys may immediately re-enter the Premises and dispossess Lessee without further legal notice, or the institution of any legal proceedings whatsoever.

4. Taxes: Lessee agrees to pay, before the same shall become delinquent, all ad valorem taxes and all other charges, fees or costs imposed by any governmental or quasi-governmental entity pertaining to or based upon the Premises. Lessee will pay all such taxes and charges on all personal property owned or leased by it and located upon the Premises so that no tax lien of any sort or description against Lessee shall become a charge against the Premises.

5. Repairs and Maintenance: Lessee shall, at all times during the term of this Lease, at its own cost and expense, repair and maintain in a good, safe and substantial condition, the entire building, including, but not limited to, the roof and exterior walls, interior walls, HVAC, and electrical and mechanical systems located on the Premises. Lessee shall also maintain and repair the utilities from the street up to the point of entrance to the building. Lessee will be responsible for maintaining the outside grounds, including landscaping and the parking lot. Lessee shall do the same for any and all improvements, additions and alterations thereto located upon the demised Premises. No improvements, additions and/or alterations may be made to the Premises except in compliance with Paragraph 12 hereof.

6. Utilities: All applications and connections for necessary utility services on the demised Premises shall be made in the name of Lessee including services such as electricity, telephone, janitorial, fire & burglar alarm service, equipment maintenance, etc., necessary for Lessee in connection with operating its business. Lessee shall be solely responsible for paying these utility charges as they become due.

7. Insurance: During the term of this Lease, and any renewals hereof, Lessee shall obtain and maintain, at the expense of Lessee, the following types of insurance as respectively set out hereinbelow; and shall name Lessor as a jointly-insured party:

(a) Liability Insurance: Lessee shall maintain, at all times during the term hereof, with a responsible insurer licensed to do business in North Carolina, comprehensive general liability insurance against any loss or liability for damages and any expense of defense against any claims for damages which might result from the use or occupation or condition of the Premises, in such amount or amounts as shall not be less than is customary and usual for operations of the type, character and scope to be carried on by Lessee on the Premises, but in no event in amounts affording of less than One Million Dollars ($1,000,000) of combined, single-limit coverage for each occurrence. This insurance shall be paid for by Lessee.

(b) Personal Property: It is understood and agreed that Lessee shall be responsible for providing insurance coverage on its own personal property, including, but not limited to, fire, theft or extended insurance coverage on the personal property or equipment it uses and maintains on the Premises for the purpose of carrying on its business.

(c) Hazard Insurance: Lessee agrees to maintain and pay the premiums for casualty insurance, including fire and extended coverage, on all improvements on the demised Premises in an amount of not less than the replacement cost of said improvements. Lessor shall be listed as the primary beneficiary of this policy.

(d) Subrogation: Each party hereby releases the other from any claim for recovery for any loss or damage to any insurance policies to the extent of any of its property which is insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. It is further agreed that this waiver shall apply only when permitted by the applicable policy of insurance, which shall contain provisions for mutual waiver of subrogation, if possible.

8. Successors: This contract shall bind the successors, assigns and/or legal representatives, as the case may be, of Lessee and Lessor.

9. Default or Breach: Each of the following events shall constitute a default or breach of this Lease by Lessee:

(a) If Lessee, or any successor assignee of Lessee, while in possession shall file a Petition in Bankruptcy under any Bankruptcy Act, or shall voluntarily take advantage of any such Act by answer or otherwise, or shall make an assignment for the benefit of creditors, or enter into any type of receivership;

(b) If Lessee shall fail to pay Lessor any rent when the rent shall become due and shall then fail to make any payment within ten (10) days after receiving notice from Lessor that it is past due and payable;

(c) If Lessee shall vacate or abandon the demised Premises;

(d) If Lessee shall fail to perform any of its obligations under this Agreement.

10. Effect of Default: In the event of any default hereunder, Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days' written notice of cancellation and termination. Lessee shall have the right to cure such default as may have occurred during this ten (10) days' notice period to the satisfaction of Lessor. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect as if the date fixed in the notice of default, cancellation and termination was the end of the term herein originally determined. Nothing contained herein shall in any way abrogate any rights which Lessor shall have at law or in equity for specific performance or damages as a result of a breach of this Agreement.

11. Environmental Indemnity: Lessor hereby certifies to Lessee that as of the time of the beginning of this Lease, it has no knowledge of any use of the Premises which has been in conflict with any of the environmental laws of the state or nation and that Lessor has never conducted any activity on the the Premises which has in any way been in conflict with any of the environmental laws of the state or nation. Lessee shall be responsible for compliance with all state, federal and local environmental laws and regulations with respect to the business and the operations of the business on the Premises. Lessee agrees to indemnify and hold harmless Lessor, its successors or assigns, against and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses which may be imposed upon or incurred by Lessor, its successors or assigns, or asserted against Lessor, its successors or assigns, by any other party or parties (including, without limitation, a governmental entity) arising out of or in connection with any environmental condition caused or created by Lessee.

12. No Assignment/Additions: Lessee shall not assign this Lease, nor sublet the Premises, or any part thereof, nor make any alterations therein, or any additions thereto, without the written consent of Lessor; and all additions, fixtures or improvements which may be made by Lessee, except movable furniture, shall become the property of Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease.

13. Legal Action: Lessee agrees to pay the cost of collection and fifteen (15%) per cent attorney's fees on any part of said rental that may be collected by suit or by attorney, after the same is past due. In the event that the monthly rental payment is not made within ten (10) days of the date on which it falls due, Lessee agrees to pay a late charge in the amount of five (5%) percent of that months' rental payment, which said late charge shall continue to accrue with each month in which the monthly rental payment is not made in a timely fashion.

14. Premises Examination: Lessor, or any of its agents, shall have the right to enter the Premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of said building, or to exhibit the Premises, or to show the Premises to prospective purchasers or tenants, or to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within sixty (60) days before the expiration of this Lease. The right of entry shall likewise exist for the

purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Agreement.

15. Lessee's Insolvency: If Lessee shall become insolvent, or if bankruptcy proceedings shall be begun by or against Lessee before the end of said term, Lessor is hereby irrevocably authorized at its option to forthwith cancel this Lease, as for a default. Lessor may elect to accept rent from such receiver, trustee or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Lessor's rights as contained in this contract; but, no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above-described property by virtue of this contract.

16. Notice: It is understood and agreed between the parties hereto that written notice, mailed or delivered, to Lessee's principal place of business shall constitute sufficient notice to Lessee, and written notice mailed or delivered to the office of Lessor, shall constitute sufficient notice to Lessor to comply with the terms of this Contract.

17. Hold-Over: There shall not be any holding over by Lessee, or any assignee or sub-tenant, beyond the expiration or sooner termination of the term of this Lease; if, nevertheless, there should be any holding over by Lessee, or any assignee or sub-tenant, the same shall give rise to a tenancy at the sufferance of Lessor upon the same terms and conditions as are provided for herein, with a rental for the period of such holding over at one and one-half (1.5) times the monthly installment of rent last paid by Lessee during the term of this Lease.

18. Condemnation: If any part of the demised Premises shall be taken or condemned for public or quasi-public use (or any transfer is made in lieu thereof) and a part thereof remains which is suitable for the use contemplated hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall be taken by the condemnor and the rent payable hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the term only such portion of such rental as the value of the part remaining after the condemnation bears to the whole of the demised Premises at the date of condemnation. Should all of the demised Premises be taken or condemned, or so much thereof that the use by Lessee shall be substantially impaired, Lessee may thereupon terminate this Lease, and any compensation awarded upon such condemnation or taking shall be the property of Lessor. Lessee shall in any event be entitled to its separate award from the condemning authority, for which Lessee shall make its own application.

19. Severability: If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, or any extensions hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

20. Subordination and Other Agreements: This Lease is and shall remain subordinate to all prior leases and to all mortgages which now or may hereafter affect the Premises and to all renewals, modifications, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. The parties hereto shall be bound by all existing easements, agreements and encumbrances of record relating to the Premises, and Lessor shall not be liable to Lessee for any damages resulting from any action taken by a holder of any interest pursuant to the rights of that holder thereunder.

21. Corporate Authority: Each person executing this Lease on behalf of Lessee, if Lessee is a corporation, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation, or in accordance with the By-laws of said corporation and further represents and warrants laws of said corporation, and further represents and warrants that this Lease is binding upon said corporation in accordance with its terms. Each person executing this Lease on behalf of Lessee, if Lessee is a limited liability company ("LLC"), represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said in accordance with a duly adopted resolution of the members of said LLC and further represents and warrants that this Lease is binding upon said LLC in accordance with its terms. Within thirty (30) days after the execution of this Lease, Lessee shall deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation (or of the members, if Lessee is a LLC) authorizing or ratifying the execution of this Lease.

24. Signs: Lessee shall have the right to erect and maintain signs in or on the Premises at such place or places as Lessor shall choose; however, the same shall be subject to approval by Lessor and shall be subject to the ordinances of the City of Mooresville.

25. No Pets: Except for those animals required to aid a handicapped person, Lessee shall not permit any pets within the Premises.

26. Estoppel Certificates: Lessee hereby agrees to certify to any lender of Lessor, within ten (10) days of the time such Estoppel Certificate is requested, the nature and status of the lease and any reasonable information requested by any such lender pertaining to the leasehold interest herein created. Said Estoppel Certificate shall be in such form as any lender may reasonably request. Lessee shall not charge Lessor for providing any such certificate or certificates during the term of the Lease period of any extensions thereof.

27. Confidentiality of Lease Term - Memorandum of Lease: Lessor and Lessee agree that (except as may be required by law or as may be necessary for receiving legal or financial advice from a professional or for use in applying for or receiving a loan) they will not disclose any information furnished in connection herewith, or in any way in conjunction with the specific information and/or terms contained in this Lease Agreement, at any time in any manner to any other party. Any party making such disclosure of confidential Lease terms will subject itself to liability for any loss (direct or indirect) suffered by the other party as the result of such disclosure. If either party wishes to do so, the parties do agree to record a Memorandum of

Lease, which will set forth notice of this Lease and the length thereof, along with option periods, if any.

28. Entire Agreement: This Lease contains the entire agreement between the parties and cannot be changed or terminated except by written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of the parties.

29. Renewal of Term: The term of the Lease shall automatically renew from year-to-year unless Lessee provides written notice to Lessor at least one hundred and twenty (120) days before the end of any given lease year of its desire not to renew the Lease. Rent shall be re-negotiated on an annual basis.

IN WITNESS WHEREOF, LESSOR and **LESSEE** have each respectively caused this Lease Agreement to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, or if individuals, have hereunto set their hands and seals, or if a Limited Liability Company has caused this instrument to be executed in the name of the LLC by its duly authorized Manager(s) or Member-Manager(s), all done in duplicate originals, with an original copy being retained by each of the parties hereto, on the day and year first above written.

LESSOR:

R & S Holdings, LLC

Ron McMahon (SEAL)

~~Bill Riley, Manager~~

Vice President CFO & General Manager

LESSEE:

Riley Technologies, LLC

Ron McMahon (SEAL)

~~Bill Riley, Manager~~

Vice President CFO & General Manager